UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 29, 2008

(Date of earliest event reported): October 26, 2008

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1735 Market Street, Suite LL, Philadelphia, PA	19103-7583
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated October 26, 2008, John G. Drosdick announced his resignation as Chairman and a director of Sunoco Partners LLC (the “Company”), general partner of Sunoco Logistics Partners L.P. (the “Partnership”), effective as of the same date. Additionally, by letter dated October 29, 2008, Thomas W. Hofmann announced his resignation as a director of the Company, effective as of October 26, 2008. Neither Mr. Drosdick’s nor Mr. Hofmann’s resignation was the result of any disagreement relating to the operations, policies or practices, of either the Company or the Partnership.

On October 26, 2008, Lynn L. Elsenhans, a director of the Company since August 2008, was appointed Chairman of the Company’s Board of Directors. Ms. Elsenhans was also appointed to serve on the Board’s Compensation Committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

17.1.	Resignation letter, dated October 26, 2008, from John G. Drosdick

17.2	Resignation letter, dated October 29, 2008, from Thomas W. Hofmann

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ NEAL E. MURPHY
Neal E. Murphy Vice President and Chief Financial Officer

October 29, 2008

Philadelphia, PA

EXHIBIT INDEX

17.1.	Resignation letter, dated October 26, 2008, from John G. Drosdick

17.2	Resignation letter, dated October 29, 2008, from Thomas W. Hofmann